UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01  Change in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm.

On June 24, 2025, Amesite Inc. (the “Company”) dismissed Turner, Stone & Company, L.L.P. (“Turner Stone”) as the Company’s independent registered public accounting firm. The decision to terminate Turner Stone was made with the recommendation and approval of the Audit Committee of the board of directors of the Company. The reports of Turner Stone on the Company’s financial statements for each of fiscal years ended June 30, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that Turner Stone’s audit report dated September 30, 2024 related to the Company’s financial statements for the year ended June 30, 2024 contained an explanatory paragraph as to the uncertainty of the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2024 and 2023, and the subsequent interim period through the date of this report, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Turner Stone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Turner Stone’s satisfaction, would have caused Turner Stone to make reference to the subject matter of the disagreement in connection with its audit reports. The Company disclosed in its Form 10-K/A for the fiscal year ended June 30, 2024 that its internal control over financial reporting was not effective as of June 30, 2024 due to certain identified material weaknesses, including that we did not have existing controls and procedures to review and approve journal entries, and that we did not resign controls and procedures to (i) ensure that stock compensation expense is correctly calculated and recorded for employees, (ii) over the classification of stock-based compensation, and (iii) to ensure that deferred revenue is only recorded when payment is received in advance of fulfilling performance obligations. This disclosure was determined to be a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Turner Stone with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Turner Stone furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements in Item 4.01(a). A copy of Turner Stone’s letter, dated June 24, 2025 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Registered Public Accounting Firm.

On June 24, 2025, the Company appointed Novogradac & Company LLP (“Novogradac”) as the Company’s new independent registered public accounting firm effective as of June 24, 2025. The Audit Committee of the board of directors of the Company approved the appointment of Novogradac.

During the fiscal year ended June 30, 2024 and the period from July 1, 2022 through the date of this report, neither the Company, nor anyone acting on its behalf, consulted with Novogradac regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Novogradac did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Turner, Stone & Company, L.L.P. dated June 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: June 26, 2025	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer